Exhibit 10.16

ELONG POWER HOLDING LIMITED

Gushan Standard Factory Building Project

Ganzhou New Energy Vehicle Technology City

West Gushan Road and North Xingguang Road

Ganzhou City, Jiangxi Province, 341000, PRC

September 10, 2024

The Investors Listed on the Signature Pages Hereto

Re:	Contingent Transfer of Elong Class A Ordinary Shares

Ladies and Gentlemen:

Reference is made to those certain Subscription Agreements, dated as of the date hereof (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”), between Elong Power Holding Limited (“Elong”) and each of the investors listed on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”). Capitalized terms used but not defined in this letter agreement shall have the meanings ascribed to them in the Subscription Agreements.

Pursuant to the Subscription Agreements, the Investors have agreed to purchase from Elong, and Elong has agreed to sell to the Investors, an aggregate of 700,000 Class A Ordinary Shares, at a purchase price of $10.00 per share, in a private placement to be consummated concurrently with the Transaction. As an inducement for the Investors to enter into the Subscription Agreements, Elong, the Investors and Gracedan Co., Limited, the holder of all of Elong’s issued and outstanding Class B Ordinary Shares (the “Supporting Shareholder”), agree as follows:

(1) Within five (5) Trading Days after the last day of the Registration Adjustment Period, the Supporting Shareholder shall assign and transfer to each Investor a number of Class A Ordinary Shares so that, after such assignment and transfer, the quotient of (a) such Investor’s Subscription Amount, divided by (b) the sum of (i) the number of Class A Ordinary Shares purchased by such Investor under the Subscription Agreement and (ii) the number of Class A Ordinary Shares transferred to such Investor under this Paragraph (1), shall equal the VWAP Price.

(2) The Supporting Shareholder shall convert, in accordance with Article 13 of the Elong M&A, such number of Class B Ordinary Shares held by it into Class A Ordinary Shares as is sufficient to satisfy the Supporting Shareholder’s obligations under Paragraph (1).

(3) For the avoidance of doubt, in no event shall the Supporting Shareholder be required to assign and transfer under Paragraph (1), on an aggregate basis to all Investors, more than 2,100,000 Class A Ordinary Shares.

(4) Elong agrees to grant to the Investors customary registration rights with respect to the Class A Ordinary Shares transferrable to them hereunder, and that such Class A Ordinary Shares will be included as “Registrable Securities” in the registration rights agreement that will be entered into among Elong and certain other parties in connection with the closing of the Transaction and that the Investors will join pursuant to Section 10.n of the Subscription Agreements.

The Investors Listed on the
Signature Pages Hereto
September 10, 2024
Page 2

(5) For the purposes of this letter agreement, the following terms shall have the meanings ascribed to them:

(a) “Elong M&A” means Elong’s Second Amended and Restated Memorandum and Articles of Association, as the same may be subsequently amended and/or restated.

(b) “Registrable Shares” means the Class A Ordinary Shares purchased under the Subscription Agreements, together with the Class A Ordinary Shares transferrable to the Investors hereunder.

(c) “Registration Adjustment Period” means the ten (10) Trading Day period beginning on, and including, the Trading Day immediately following the earlier of: (i) the date of effectiveness of a Resale Registration Statement that, alone or in combination with other Resale Registration Statements, includes all Registrable Shares then held by (or transferrable hereunder to) Investors who are not affiliates of Elong, (ii) the date that, in accordance with the advice of counsel to Elong, all Registrable Shares then held by (or transferrable hereunder to) Investors who are not affiliates of Elong are eligible for resale pursuant Rule 144 under the Securities Act of 1933, as amended, without volume or manner of sale limitations, and (iii) the first anniversary of the Closing Date.

(d) “Trading Day” means any day on which the Class A Ordinary Shares are traded on the Stock Exchange, or, if the Stock Exchange is not the principal trading market for the Class A Ordinary Shares, then on the principal trading market on which the Class A Ordinary Shares are then traded; provided, that “Trading Day” shall not include any day on which the Class A Ordinary Shares are scheduled to trade on such market for less than 4.5 hours or any day that the Class A Ordinary Shares are suspended from trading during the final hour of trading on such market (or if such market does not designate in advance the closing time of trading on such market, then during the hour ending at 4:00:00 p.m., New York time).

(e) “VWAP” means, as of any date, the dollar volume-weighted average price per Class A Ordinary Share on the Stock Exchange, or, if the Stock Exchange is not the principal trading market for the Class A Ordinary Shares, then on the principal trading market on which the Class A Ordinary Shares are then traded, during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function.

(f) “VWAP Price” means the greater of (i) the product of (A) the average of the three (3) lowest VWAPs during the Registration Adjustment Period, and (B) 0.85, and (ii) $2.50.

The Investors Listed on the
Signature Pages Hereto
September 10, 2024
Page 3

(6) All share and per share numbers set forth in this letter agreement are presented on a post-Reverse Share Split (as defined in the Transaction Agreement) basis. Except in the case of the Reverse Share Split, all share and per share amounts set forth in this letter agreement shall be subject to equitable adjustment for any reclassification, recapitalization, share split (including reverse share split), or combination, exchange, readjustment of shares, or any similar transaction with respect to the Ordinary Shares, or any dividend or distribution paid in Ordinary Shares.

The provisions of Section 10 of the Subscription Agreements shall apply to this letter agreement, mutatis mutandis; provided, that this letter agreement may be amended, and any provision of this letter agreement granting a right in favor of the Investors or creating an obligation on behalf of Elong or the Supporting Shareholder may be waived, with the written consent of the Investors possessing the right to receive a majority-in-interest of the Class A Ordinary Shares transferrable hereunder.

Please indicate your agreement to the foregoing by signing in the space provided below.

[Signature Pages Follow]

Very truly yours,

ELONG POWER HOLDING LIMITED

By:
Name:
Title:

Accepted and agreed:

GRACEDAN CO., LIMITED

By:
Name:
Title:

[Elong and Supporting Shareholder Signature Page to Letter Agreement]

Accepted and agreed:

(Investor Name)

(Signature)

(Name of Signatory, if Investor is an Entity)

(Title of Signatory, if Investor is an Entity)

(Subscription Amount)

(Subscription Shares)

[Investor Signature Page to Letter Agreement]